BLANK ROME COMISKY & MCCAULEY LLP

COUNSELORS AT LAW

                                 March 21, 2001

First Investors Management Company, Inc.
95 Wall Street
New York, New York 1005-4297

         Re:      First Investors Multi-state Insured Tax Free Fund
                  ------------------------------------------------

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                           Very truly yours,

                                           /s/ BLANK ROME COMISKY & MCCAULEY LLP





         250 West Pratt Street, Suite 1100 Baltimore, Maryland 21201
                        410.659.1400  Fax: 410.659.1414
                                www.blankrome.com